PRESS
RELEASE

Syntroleum Announces Geismar Plant Mechanical Completion
Louisiana facility to begin start-up process

For Immediate Release
Thursday, July 15, 2010
Contact:	Ron Stinebaugh Syntroleum Corporation (918) 764-3406 www.syntroleum.com

TULSA, OK — Syntroleum Corporation (NASDAQ: SYNM) today announced the new Dynamic Fuels plant that will produce high quality renewable fuels from animal fats and greases is mechanically complete, and work is now underway to prepare for the start of operations.

The prime contractor on the project in Geismar, Louisiana, achieved mechanical completion on July 9th and turned the entire plant over to Dynamic Fuels LLC, a joint venture of Syntroleum Corporation (NASDAQ: SYNM) and Tyson Foods (NYSE: TSN).

“Punch list” items will continue to be addressed by construction and maintenance personnel as the commissioning and start-up of the plant proceed. The first shipments of animal fats have been delivered to the facility.

The commissioning activities in progress include flushing of all lines, verifying operation of the control system and installation of catalysts and absorbents. Dynamic Fuels currently expects to begin fuel production and ramp up of production rates, during the third quarter of 2010.

The new facility is designed to convert fats, greases and oils supplied by Tyson Foods into as much as 75 million gallons of renewable fuels per year.

Dynamic Fuels has filled the 44 permanent full-time positions on site and currently maintains 13 full-time start-up support personnel.

About Syntroleum
Syntroleum Corporation owns the Syntroleum® Process for Fischer-Tropsch (FT) conversion of synthesis gas derived from biomass, coal, natural gas and other carbon-based feedstocks into liquid hydrocarbons, the Synfining® Process for upgrading FT liquid hydrocarbons into middle distillate products such as synthetic diesel and jet fuels, and the Bio-Synfining™ technology for converting animal fat and vegetable oil feedstocks into middle distillate products such as renewable diesel and jet fuel using inedible fats and greases as feedstock. The 50/50 venture – known as Dynamic Fuels – was formed to construct and operate multiple renewable synthetic fuels facilities, with production on the first site beginning in 2010. The Company plans to use its portfolio of technologies to develop and participate in synthetic and renewable fuel projects. For additional information, visit the Company’s web site at www.syntroleum.com

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as well as historical facts. These forward-looking statements may include statements relating to the Syntroleum® Process, the Synfining® Process, our renewable fuels Bio-Synfining™technology, plans to use the Company’s various technologies, operational activities of the Company, commercialization of the Company’s technologies, certification of Fischer-Tropsch and renewable fuels, performance and use of Syntroleum’s cobalt catalyst, and performance and use of fuels derived from the Syntroleum® Process and technology test results. When used in this document, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should” and similar expressions are intended to be among the statements that identify forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these kinds of statements involve risks and uncertainties. Actual results may not be consistent with these forward-looking statements. Syntroleum undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time. Important factors that could cause actual results to differ from these forward-looking statements include the potential that debt or equity financing for anticipated plants may not be available, the schedule for development, construction and operation of proposed plants may not be met, anticipated appropriation and expenditure of federal monies does not occur, commercial-scale plants do not achieve the same results as those demonstrated on a laboratory or pilot basis or that such plants experience technological and mechanical problems, the potential that improvements to Syntroleum’s various technologies currently under development may not be successful, the impact on plant economics of operating conditions (including energy prices), construction risks, risks associated with investments and operations in foreign countries, our dependence on strategic relationships with manufacturing and engineering companies, volatility of energy prices, the ability to implement corporate strategies, including the continued availability of adequate working capital, competition, intellectual property risks, our ability to obtain financing and other risks described in the Company’s filings with the Securities and Exchange Commission.

® “Syntroleum” is registered as a trademark and service mark in the U.S. Patent and Trademark Office.